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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-78933 and 333-60889) and on Form S-3 (File No. 33-57243) of Ethyl Corporation of our report dated February 1, 2002, except as to Notes 12 and 26 for which the date is March 26, 2002, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Richmond, Virginia
March 29, 2002